Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-207005 of our report dated April 15, 2015, relating to the consolidated financial statements of Ominto, Inc. (f/k/a Dubli, Inc.) and subsidiaries, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Mayer Hoffman McCann P.C.

Boca Raton, Florida

October 27, 2015